                                                                    Exhibit 21.1

                            GROUP 1 AUTOMOTIVE, INC.
                                 SUBSIDIARY LIST

Group 1 Realty, Inc.
Group 1 FL Holdings, Inc.
Bob Howard Automotive-East, Inc.
Bob Howard Automotive-H, Inc.
Bob Howard Chevrolet, Inc.
Bob Howard Dodge, Inc.
Bob Howard Motors, Inc.
Bob Howard Nissan, Inc.
Bohn Holdings-DC, Inc.
Bohn Holdings-F, Inc.
Bohn Holdings-GM, Inc.
Bohn Holdings-S, Inc.
Casa Chevrolet, Inc.
Casa Chrysler Plymouth Jeep Inc.
Danvers-DC, Inc.
Danvers-DCII, Inc.
Danvers-DCIII, Inc.
Danvers-GM, Inc.
Danvers-N, Inc.
Danvers-NII, Inc.
Danvers-S, Inc.
Danvers-SU, Inc.
Danvers-T, Inc.
Danvers-TII, Inc.
Danvers-TL, Inc.
FMM, Inc.
GPI Atlanta-F, Inc.
GPI Atlanta-FLM, Inc.
GPI Atlanta-FLM II, Inc.
GPI Atlanta-T, Inc.
Group 1 Associates, Inc.
Harvey-T, Inc.
Highland Autoplex, Inc.
Howard Ford, Inc.
Howard Pontiac-GMC, Inc.
Howard-DC, Inc.
Howard-DCII, Inc.
Howard-GM, Inc.
Howard-GMII, Inc.
Howard-GMIII, Inc.
Howard-H, Inc.
Howard-HA, Inc.
Howard-FLM, Inc.
Howard-SB, Inc.
Howard-SI, Inc.
Jim Tidwell Ford, Inc.
Luby Chevrolet Co.
Mike Smith Automotive-H, Inc.
Mike Smith Automotive-N, Inc.
Mike Smith Autoplaza, Inc.
Mike Smith Autoplex Buick, Inc.
Mike Smith Autoplex Dodge, Inc.

                                                                    Exhibit 21.1

Mike Smith Autoplex, Inc.
Mike Smith Autoplex-German Imports, Inc.
Mike Smith Autoplex-V, Inc.
Mike Smith GM, Inc.
Mike Smith Imports, Inc.
Mike Smith Motors, Inc.
Millbro, Inc.
Miller Automotive Group, Inc.
Miller Family Company, Inc.
Miller Imports, Inc.
Miller Infiniti, Inc.
Miller Motors Van Nuys, Inc.
Miller Nissan, Inc.
Miller-NII, Inc.
Perimeter Ford, Inc.
Sunshine Buick Pontiac GMC Truck, Inc.
Amarillo Motors-C, Ltd.
Amarillo Motors-F, Ltd.
Amarillo Motors-J, Ltd.
Amarillo Motors-SM, Ltd.
Chaperral Dodge, Ltd.
GPI, Ltd.
Kutz-DC, Ltd.
Kutz-N, Ltd.
Lubbock Motors, Ltd.
Lubbock Motors-F, Ltd.
Lubbock Motors-S, Ltd.
Lubbock Motors-SH, Ltd.
Lubbock Motors-T, Ltd.
Maxwell Chrysler Dodge Jeep, Ltd.
Maxwell Ford, Ltd.
Maxwell-G, Ltd.
Maxwell-N, Ltd.
Maxwell-NII, Ltd.
Maxwell-SM, Ltd.
McCall-H, Ltd.
McCall-HA, Ltd.
McCall-N, Ltd.
McCall-T, Ltd.
McCall-TII, Ltd.
McCall-TL, Ltd.
Prestige Chrysler Northwest, Ltd.
Prestige Chrysler South, Ltd.
Rockwall Automotive-DCD, Ltd.
Rockwall Automotive-F, Ltd.
Group 1 Holdings-DC, L.L.C.
Group 1 Holdings-F, L.L.C.
Group 1 Holdings-GM, L.L.C.
Group 1 Holdings-H, L.L.C.
Group 1 Holdings-N, L.L.C.
Group 1 Holdings-S, L.L.C.
Group 1 Holdings-T, L.L.C.
Courtesy Ford, LLC
Gulf Breeze Ford, LLC
Key Ford, LLC
Koons Ford, LLC

                                                                    Exhibit 21.1

Bohn-DC, LLC
Bohn-FII, LLC
Bohn-FIII, LLC
Harvey Ford, LLC
Harvey FLM, LLC
Harvey GM, LLC
Harvey SM, LLC
Harvey Operations-T, LLC
Ira Automotive Group, LLC
Group 1 LP Interests-F, Inc.
Group 1 LP Interests-DC, Inc.
Group 1 LP Interests-T, Inc.
Group 1 LP Interests-GM, Inc.
Group 1 LP Interests-H, Inc.
Group 1 LP Interests-S, Inc.
Group 1 LP Interests-N, Inc.
Delaware Acquisition-DC, LLC
Delaware Acquisition-F, LLC
Delaware Acquisition-GM, LLC
Delaware Acquisition-N, LLC
Delaware Acquisition-T, LLC
Colonial Chrysler Plymouth, Ltd.